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                                                                    EXHIBIT 10.4

                         FIRST AMENDMENT TO AMENDED AND
                 RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT


          Re:  $22,000,000 of Amended and Restated 11.28% Subordinated
                            Notes due March 10, 2000


                        Dated as of September 30, 1994


     This First Amendment (this "Amendment") to the Amended and Restated Subordinated Note Purchase Agreement, dated as of December 23, 1993 (the "Existing Agreement"), is entered into as of September 30, 1994 by and among the Noteholders identified on the signature pages hereof (the "Noteholders") and Merisel Americas, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                                    RECITAL

     The parties hereto have agreed to amend the Existing Agreement as hereinafter set forth.

     IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


SECTION 1. AMENDMENTS TO THE EXISTING AGREEMENT.

     a. Section 12.1 of the Existing Agreement hereby is amended to add the following definition(s) in alphabetical order:

     "Excess Restricted Payments" shall mean the aggregate amount of all Restricted Payments (including Parent Notes Restricted Payments) declared, ordered, paid, made, or set apart subsequent to the Closing Date in excess of an amount equal to (i) 25% of Consolidated Net Income (as defined in (S) 12.7) realized subsequent to January 1, 1994 (in each case reduced by 100% of any losses, if Consolidated Net Income (as defined in (S) 12.7) is a loss during any fiscal period), plus (ii) 100% of the aggregate amount of
                                     ----
     net cash proceeds received by the Company from the sale of additional common stock issued after the Closing Date or other Securities issued after the Closing Date and subsequently converted into common stock.

     "Interest Coverage Ratio" shall mean, with respect to any date of determination, a ratio of Earnings before Interest and Taxes (as defined in (S) 12.7) for the Company's preceding four fiscal quarters to Interest Expense (as defined in (S) 12.7) for the Company's preceding four fiscal quarters.

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          "Parent Notes" shall mean promissory notes issued by Merisel, Inc.
     prior to December 31, 1994 in an aggregate original principal amount of not more than $150,000,000, with interest only payable semi-annually on the last day of each of the second and fourth fiscal quarters of the Company (or, if such last day is not a Business Day, on the next succeeding Business Day) and no interim scheduled payments of principal prior to September 30, 1999, as the same may be amended, extended, renewed, or refinanced; provided that any such amendment or refinancing does not result in any increase in the amount of principal or in any change in the payment schedule thereof that would result in any interim scheduled payments of principal prior to September 30, 1999 .

          "Parent Notes Restricted Payment" shall mean a Restricted Payment to Merisel, Inc. for the sole purpose of permitting Merisel, Inc. to make the scheduled interest payment then due and owing in respect of the Parent Notes.

          "Restricted Payment" shall mean (a) any dividend or other distribution on any shares of the Company's stock (except a dividend payable solely in shares of capital stock, and dividends or other distributions payable to the Company or any of its Subsidiaries) and any redemption, retirement, purchase of any shares of capital stock of the Company or any of its Subsidiaries, and (b) any loans or advances to, and investments in the stock or securities of, entities other than Subsidiaries of the Company, except for Permitted Investments.

          "Restricted Payment Compliance Condition" shall mean the delivery by the Company to each Noteholder, at least ten (10) days prior to declaring, paying, making, or setting apart any funds or assets for any Restricted Payment, of a certificate of the Chief Financial Officer or Treasurer of the Company stating that (A) such officer has reviewed the provisions of the Agreement, (B) before and after giving effect to such Restricted Payment, the Company is, and in good faith believes it will remain, in compliance with the requirements of Section 9.6 through Section 9.18, and
                                         -----------         ------------
     providing detailed computations of the Company's compliance with Section
                                                                      -------
     9.10 through Section 9.15 and, if applicable, Section 9.16 through Section
     ----         ------------                     ------------         -------
     9.18, and (C) there exists no Event of Default or Default.
     ----

     b. Section 9.13 of the Existing Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          (S) 9.13 Interest Coverage Ratio. The Company and its Subsidiaries, on a consolidated basis, shall at all times maintain an Interest Coverage Ratio of: (a) at least 2.0 to 1.0, in the event the then extant amount of Excess Restricted Payments is less than or equal to zero; (b) at least 2.1 to 1.0, in the event the then extant amount of Excess Restricted Payments exceeds zero but is less than $7,500,000; (c) at least 2.2 to 1.0, in the event the then extant amount of Excess Restricted Payments exceeds $7,500,000 but is less than $15,000,000; (d) at least 2.3 to 1.0, in the event the then extant amount of Excess Restricted Payments exceeds $15,000,000 but is less than $22,500,000; (e) at least 2.4 to 1.0, in the event the then extant amount of Excess Restricted Payments exceeds $22,500,000 but is less than $30,000,000; (f) at least 2.5

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     to 1.0, in the event the then extant amount of Excess Restricted Payments exceeds $30,000,000 but is less than $37,500,000; and (g) at least 2.75 to 1.0, in the event the then extant amount of Excess Restricted Payments is equal to or exceeds $37,500,000.

     c. Section 9.14 of the Existing Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

     (S) 9.14 Consolidated Tangible Net Worth. As of the Closing Date, the Company shall have and maintain Consolidated Tangible Net Worth (as defined in (S) 12.7) of not less than $130,000,000. As of December 31, 1993, the Company shall have and maintain Consolidated Tangible Net Worth (as defined in (S) 12.7) of not less than $140,939,000. As of the end of each fiscal quarter following December 31, 1993, the Company shall have and maintain Consolidated Tangible Net Worth (as defined in (S) 12.7) of not less than the sum of (a) $140,939,000 plus (b) seventy-five percent (75%) of the
                                 ----
     cumulative Consolidated Net Income (as defined in (S) 12.7) (without any deduction for any negative Consolidated Net Income (as defined in (S) 12.7)) earned after December 31, 1993.

     d. Section 9.15 of the Existing Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          (S) 9.15 Limitation on Restricted Payments. The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any funds or Assets for any Restricted Payment, unless, after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing; (b) the aggregate amount of all Restricted Payments (including Parent Notes Restricted Payments) declared, ordered, paid, made, or set apart subsequent to the Closing
     Date does not exceed an amount equal to (i) 25% of Consolidated Net
     Income (as defined in (S) 12.7) realized subsequent to January 1, 1994
     (in each case reduced by 100% of any losses, if Consolidated Net Income (as defined in (S) 12.7) is a loss during any fiscal period), plus (ii) 100% of
                                                               ----
     the aggregate amount of net cash proceeds received by the Company from the sale of additional common stock issued after the Closing Date or other Securities issued after the Closing Date and subsequently converted into common stock; and (c) the Restricted Payment Compliance Condition shall have been satisfied. Any failure to satisfy the foregoing condition (b) notwithstanding, the Company may make Parent Notes Restricted Payments.

     e. Section 7.02(d)(iii) of the Revolving Credit Agreement, as amended concurrently with this Amendment, hereby is incorporated into the Existing Agreement as a new Section 9.19 thereof.

     f. A new subsection (f) hereby is added to Section 10.1 of the Existing Agreement as follows:

          (f) Daily Balances of Indebtedness to Merisel, Inc. As soon as available and in any event within 45 days after the end of each fiscal quarter
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     of the Company, a written report, in form and substance satisfactory to the
     Noteholders, specifying the actual outstanding daily balance of indebtedness owed by the Company to Merisel, Inc. as of the end of each Business Day during that fiscal quarter.

     g. A new section 12.7 hereby is added to the Existing Agreement as follows:

          12.7  Alternative Definitions for certain Financial Covenants. The
                -------------------------------------------------------
     following terms shall have the following meanings for purposes of the definitions of "Excess Restricted Payments" and "Interest Coverage Ratio" in (S) 12.1, for purposes of (S) 9.14, (S) 9.15, and for purposes of the other definitions in this (S) 12.7:

          "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests (as defined in the Senior Note Purchase Agreement) in the Company or any Subsidiary of the Company, but excluding in any event: (a) any gains or losses on the sale or other disposition of Permitted Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any Subsidiary of the Company accrued prior to the date it became a Subsidiary; (d) net earnings and losses of any corporation (other than a Subsidiary of the Company), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary of the Company, realized by such corporation prior to the date of such acquisition; (e) net earnings and losses of any corporation (other than a Subsidiary of the Company) with which the Company or a Subsidiary of the Company shall have consolidated or which shall have merged into or with the Company or a Subsidiary of the Company prior to the date of such consolidation or merger; (f) earnings resulting from any reappraisal, revaluation or write-up of assets; (g) any deferred or other credit representing any excess of the equity in any Subsidiary of the Company at the date of acquisition thereof over the amount invested in such Subsidiary; (h) any gain arising from the acquisition of any securities of the Company or any Subsidiary of the Company; and (i) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during the most recently audited fiscal year. As used in this (S) 12.7, "Consolidated Net Income" shall not include any proceeds received by the Company or any of its Subsidiaries from a sale of an interest in its accounts receivable pursuant to any Approved Securitization Transaction (as defined in the Senior Note Purchase Agreement).

          "Consolidated Tangible Net Worth" shall mean the sum of the consolidated shareholders' equity, less all Intangible Assets (as defined in the Senior Note Purchase Agreement), and deferred taxes to the extent a credit exists, (excluding any write-up of the book value of any assets of the Company and its Subsidiaries resulting from revaluation thereof subsequent to December 31, 1992) determined in accordance with GAAP.

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          "Earnings before Interest and Taxes" shall mean Consolidated Net
     Income plus (to the extent deducted in determining Consolidated Net Income)
            ----
     Interest Expense and provisions for income taxes of the Company and its Subsidiaries as determined in accordance with GAAP.

         "Interest Expense" shall mean amounts paid in respect of (a) interest paid on Consolidated Debt (as defined in the Senior Note Purchase Agreement) plus (b) Imputed Securitization Interest (as defined in the
                ----
     Senior Note Purchase Agreement), in each case during the applicable period.

     h. A new section 14.7 hereby is added to the Existing Agreement as follows:

          14.7  Subordination of Company Indebtedness Owing to Merisel, Inc.
                ------------------------------------------------------------
     Any present and future indebtedness of the Company to Merisel, Inc. shall be postponed in favor of and subordinated to payment, in full, in cash of all obligations under the Agreement (the "Subordinated Notes Obligations"), and no payment of any kind whatsoever shall be made with respect to such indebtedness until the Subordinated Notes Obligations have been indefeasibly paid in full; provided, however, that so long as (a) no
                                --------  -------
     Default or Event of Default has occurred and is continuing or would be caused thereby, and (b) no Blockage Period is in effect, the Company may make principal and interest payments on its indebtedness owed to Merisel, Inc .


SECTION 2. CONDITIONS TO EFFECTIVENESS.

     The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

     a. the execution and delivery of this Amendment by the Company and the requisite Noteholders in accordance with Section 14.4 of the Existing Agreement;

     b. the receipt by the Company, Merisel Europe, Inc. and Merisel, Inc. of amendments to the Senior Note Purchase Agreement and the Revolving Credit Agreement to remove certain restrictions on the ability of direct or indirect subsidiaries of Merisel, Inc. to pay dividends to Merisel, Inc., which amendments shall be substantially similar to the provisions of the amendment contained in Section 1(d) hereof;

     c. the representations and warranties in this Amendment and the Existing Agreement as amended by this Amendment (the "Amended Agreement") shall be true, correct and complete in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date);

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     d. no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

     e. no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against the Company or Merisel, Inc.;

     f. the Company shall have delivered a certificate from the Secretary of the Company attesting to the resolutions of the Company's Board of Directors authorizing its execution and delivery of this Amendment and authorizing specific officers of the Company to execute same;

     g. the Company shall have delivered copies of the Company's By-laws and Certificate of Incorporation, as amended, modified, or supplemented to the date hereof, certified by the Secretary of the Company; and

     h. the Company shall have delivered a certificate of corporate status with respect to the Company, dated within ten (10) days of the date hereof, by the Secretary of State of Delaware, which certificate shall indicate that the Company is in good standing in such state.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce the requisite Noteholders under (S) 14.4 of the Existing Agreement to enter into this Amendment and to amend the Existing Agreement in the manner provided herein, the company represents and warrants to each Noteholder that the following statements are true, correct and complete:

     a. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under the Amended Agreement.

     b. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action by the Company.

     c. No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of the Amended Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of its

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properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company or any of its Subsidiaries.

     d. Governmental Consents. The execution and delivery by the Company and the performance by the Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person.

     e. Binding Obligation. This Amendment and the Amended Agreement are the legally valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


SECTION 4. MISCELLANEOUS.

     a. Reference to and Effect on the Existing Agreement.

          (1) On and after the effective date of this Amendment, each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Existing Agreement, shall mean and be a reference to the Existing Agreement as amended by this Amendment.

          (2) Except as specifically amended by this Amendment, the Existing Agreement shall remain in full force and effect and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or except as expressly set forth herein, as an amendment, of any right, power, or remedy of the Noteholders under ther Existing Agreement, as in effect prior to the date hereof, or any further or other matter.

          (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Noteholder under, the Existing Agreement.

     b. Execution and Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     c. Headings.    Section and subsection headings in this Amendment are
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose of be given any substantive effective.

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        Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.


        IN WITNESS WHEREOF, the Company and the Noteholders have caused this Amendment to be duly executed by their respective duly authorized officers, all as of the day and year first above written.


                              MERISEL AMERICAS, INC.


                                 By: /s/ Timothy N. Jenson
                                    -------------------------------------------
                                     Name: Timothy N. Jenson
                                     Title: Vice President & Treasure


                              THE UNION CENTRAL LIFE INSURANCE CO.


                                 By: /s/
                                     -------------------------------------------
                                     Name:
                                     Title:


                              THE CANADA LIFE ASSURANCE COMPANY


                                 By: /s/
                                     -------------------------------------------
                                     Name:
                                     Title:


                              GUARANTEE MUTUAL LIFE COMPANY


                                 By: /s/ Steven A. Scanlan
                                     -------------------------------------------
                                     Name: Steven A. Scanlan
                                     Title: Senior Investment Officer-Securities

                              PRINCIPAL MUTUAL LIFE INSURANCE CO.


                                 By: /s/ James C. Fifield
                                     ------------------------------------------
                                     Name: James C. Fifield
                                     Title: Counsel


                                 By: /s/ Jon C. Heiny
                                     ------------------------------------------
                                     Name: Jon C. Heiny
                                     Title: Counsel


                              PAN AMERICAN LIFE INSURANCE COMPANY


                                 By: /s/ Luis Ingles, Jr.
                                     ------------------------------------------
                                     Name: Luis Ingles, Jr., C.F.A.
                                     Title: Senior Vice President-Investments


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